Groupon Announces Second Quarter 2020 Results
Company Reports Second Quarter Adjusted EBITDA Above Outlook Range
Generates Over $70 Million of Free Cash Flow During the Quarter
Sees Local Business Improvement from April to June

•Second quarter revenue of $396 million and gross profit of $137 million
•Second quarter loss from continuing operations of $73 million
•Second quarter Adjusted EBITDA of $1 million
•Second quarter GAAP net loss per diluted share of $2.53
•Second quarter non-GAAP net loss per diluted share of $0.93
•Ended the second quarter with $785 million in cash

CHICAGO - August 6, 2020 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the quarter ended June 30, 2020 and provided details on its recent operating progress.

"Despite the continuing challenges created by COVID-19, we have made meaningful progress toward stabilizing our business with the goal of returning Groupon to growth," said Aaron Cooper, Interim CEO of Groupon. "In the past four months, we have created significant operating leverage by taking substantial costs out of our business, leaned into categories to drive sales and free cash flow, and steadied the company during the pandemic. We have a growth strategy and execution plan to win in the trillion dollar Local market. With a resilient business model, nimble organization, and a relentless focus on executing our growth strategy, we are well positioned for the future."

The company filed its Form 10-Q with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).

Second Quarter 2020 Summary
Consolidated
•Revenue was $395.6 million in the second quarter 2020, down 26% (25% FX-neutral) compared with the second quarter 2019.
•Gross profit was $137.2 million in the second quarter 2020, down 53% (53% FX-neutral) compared with the second quarter 2019.
•SG&A was $143.6 million in the second quarter 2020 compared with $210.4 million in the second quarter 2019, primarily driven by the savings from layoffs and furloughs that were initiated in April 2020.
•Marketing expense declined by 72% to $25.2 million in the second quarter 2020 due to accelerated year-over-year traffic declines, significantly shortened payback thresholds, and lower investment in offline marketing and brand.
•Restructuring charges were $40.5 million in the second quarter 2020 and were related to our multiphase restructuring plan announced in April 2020.

•Other expense, net was $1.7 million in the second quarter 2020, compared with $28.5 million in the second quarter 2019, which was primarily driven by a $27.6 million decrease in losses from our fair value investments.
•Net loss from continuing operations was $73.1 million in the second quarter 2020 compared with a net loss of $37.6 million in the second quarter 2019, driven primarily by the decrease in gross profit and the impact of restructuring charges, partially offset by the decreases in SG&A, marketing, and losses from our fair value investments.
•Net loss attributable to common stockholders was $72.1 million, or $2.53 per diluted share, in the second quarter 2020, compared with a net loss attributable to common stockholders of $40.2 million, or $1.42 per diluted share, in the second quarter 2019. Non-GAAP net loss attributable to common stockholders plus assumed conversions was $26.5 million, or $0.93 per diluted share, in the second quarter 2020, compared with non-GAAP net income attributable to common stockholders plus assumed conversions of $6.8 million, or $0.24 per diluted share, in the second quarter 2019.
•Adjusted EBITDA, a non-GAAP financial measure, was $1.3 million in the second quarter 2020, compared with Adjusted EBITDA of $46.5 million in the second quarter 2019.
•Global units sold were down 35% to 23 million in the second quarter 2020 largely driven by the impact of COVID-19 on demand. In the second quarter 2020, North America units were down 64% in Local and up 31% in Goods. International units were down 72% in Local and up 44% in Goods.
•Operating cash flow was $70.7 million for the trailing twelve month period, and free cash flow, a non-GAAP financial measure, was $12.6 million for the trailing twelve month period.
•Cash and cash equivalents as of June 30, 2020 were $784.7 million. As of June 30, 2020, we had $200.0 million of outstanding borrowings under our revolving credit facility.
North America
•North America gross profit in the second quarter 2020 decreased 49% to $101.7 million, primarily driven by the impacts of COVID-19 on volume. Local gross profit in the second quarter 2020 decreased 55% to $71.6 million. Goods gross profit was $28.2 million, about flat compared with the prior year. Travel gross profit decreased 85% to $1.9 million.
•North America active customers were 22.8 million as of June 30, 2020.
International
•International gross profit in the second quarter 2020 decreased 62% to $35.5 million (61% FX-neutral), primarily driven by the impacts of COVID-19 on volume. Local gross profit in the second quarter 2020 decreased 77% to $14.8 million (77% FX-neutral). Goods gross profit decreased 3% to $19.9 million (about flat FX-neutral). Travel gross profit decreased 89% to $0.8 million (89% FX-neutral).
•International active customers were 15.3 million as of June 30, 2020.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables. All comparisons in this press release are year-over-year unless otherwise provided. All per share metrics in this release and accompanying tables have been retrospectively adjusted to reflect the reverse stock split of the Company's common stock at a ratio of 1-for-20, which became effective on June 10, 2020.

Strategy For Growth
During the past four months, we have done an extensive analysis of our business strategy and execution plan to win in Local. As part of this exercise, we have also crystallized our go-forward customer and merchant value propositions to strengthen our marketplace offering.
In order to deliver sustainable top-line growth, we believe we need to execute across two strategic areas exceptionally well:
•Expand inventory
•Modernize the marketplace by improving the merchant and customer experiences

There is one priority that is most critical: Expand Inventory. We believe that growing high-quality inventory in a targeted set of Local experiences and markets is key to unlocking the potential of our two-sided marketplace. Therefore, the majority of our efforts in the near-term will be focused on expanding inventory in key markets and types of experiences. As part of this priority, Groupon is launching a new inventory product, Offers, and updating our Deals and Market Rate inventory products. We have initiated a 4-city test to help determine the impact of these new inventory products and an expanded level of overall inventory. This test will inform our perspective on the right level of inventory density as well as the optimized mix of Offers, Deals and Market Rate supply in any given market. Learnings from the test will also determine how and when we scale our inventory strategy to additional markets.

In addition to expanding inventory, we are focused on becoming better partners to our merchants. This means providing merchants with a modern experience, including tools they need to scale, grow, and manage their businesses no matter where they are in their growth cycles. Groupon will also continue its efforts to create a more modern experience for customers. From discovery to search to purchase to redemption, we want to make it easier and frictionless for customers to interact with Groupon and merchants.

Multi-Phase Restructuring
Since late March we have strengthened our cash position and significantly reduced our cost structure through a variety of actions, including the first phase of our restructuring plan. In addition, we will begin executing the second phase of our restructuring plan in August, which will include additional workforce reductions.
•For 2020, we expect to realize approximately $140 million in savings from the combination of our multi-phase restructuring actions and furloughs.
•For 2021, we expect to realize approximately $200 million in savings from our restructuring actions.
•Once fully implemented, the multi-phase restructuring plan is expected to deliver approximately $225 million in annualized fixed cost savings.
~~•~~We intend to sustain our substantially reduced cost structure in order to drive greater flow-through to Adjusted EBITDA, across a wider spectrum of marketplace transactions.

"The team has executed well against our goal to stabilize the business and reset our cost structure," said Melissa Thomas, Groupon CFO. "We have strengthened our balance sheet, which provides us with a foundation for growth. During the second quarter, we saw better-than-expected gross profit performance. These positive trends coupled with the tough but necessary cost actions we took during the first half of the year allowed us to return to positive Adjusted EBITDA on a quicker timeline than we expected and deliver more than $70 million in free cash flow."

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) and the Groupon blog (www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special Charges and Credits. For the three and six months ended June 30, 2020 and 2019, special charges and credits included charges related to our restructuring plan, goodwill and long-lived asset impairments, and strategic advisor costs. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes, Non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,

•acquisition-related expense (benefit), net,
•special charges and credits, including restructuring charges, goodwill and long-lived asset impairment charges, and strategic advisor costs,
•non-cash interest expense on convertible senior notes,
•non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,
•non-operating gains and losses from sales of minority investments, and
•income (loss) from discontinued operations.
We believe that excluding the above items from our measures of non-GAAP income from continuing operations before provision (benefit) from income taxes, non-GAAP net income attributable to common stockholders and non-GAAP earnings per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income from continuing operations before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross Billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our service revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from revenue reported in our consolidated statements of operations, which is presented net of the merchant's share of the transaction price. For product revenue transactions, gross billings are equivalent to product revenue reported in our consolidated statements of operations. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on service revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. For entities that we have acquired in a business combination, this metric includes active customers of the acquired entity, including customer who made purchases prior to the acquisition. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites and mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites and mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute, and achieve the expected benefits of our go-forward strategy; execution of the phase down of the Goods category; volatility in our operating results; effects of pandemics or disease outbreaks, including COVID-19, on our business; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union; retaining and adding high quality merchants; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; reliance on cloud-based computing platforms;

competing successfully in our industry; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; our voucherless offerings; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team and other qualified personnel; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; our ability to realize the anticipated benefits from the hedge and warrant transactions; and those risks and other factors discussed in Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, Part II, Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q, for the three months ended March 31, 2020 and June 30, 2020, and our other filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained by visiting the company's Investor Relations web site at investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither Groupon nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect our expectations as of August 6, 2020. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a local experiences marketplace that brings people more ways to get the most out of their city or wherever they may be. By enabling real-time mobile commerce across local businesses, live events and travel destinations, Groupon helps people find and discover experiences—big and small, new and familiar—that make for a full, fun and rewarding life. Groupon helps local businesses grow and strengthen customer relationships—resulting in strong, vibrant communities. To learn more about Groupon’s community-building efforts, please visit community.groupon.com.
Contacts:
Investor Relations
Jennifer Beugelmans or Megan Carrozza
ir@groupon.com

Public Relations
Nick Halliwell
press@groupon.com

Groupon, Inc.  Condensed Consolidated Balance Sheets  (in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$784,688	$750,887
Accounts receivable, net	54,583	54,953
Prepaid expenses and other current assets	52,088	82,073
Total current assets	891,359	887,913
Property, equipment and software, net	90,331	124,950
Right-of-use assets - operating leases, net	78,057	108,390
Goodwill	211,718	325,017
Intangible assets, net	31,977	35,292
Investments	34,403	76,576
Other non-current assets	31,474	28,605
Total Assets	$1,369,319	$1,586,743
Liabilities and Equity
Current liabilities:
Short-term borrowings	$200,000	$—
Accounts payable	45,143	20,415
Accrued merchant and supplier payables	394,835	540,940
Accrued expenses and other current liabilities	246,925	260,192
Total current liabilities	886,903	821,547
Convertible senior notes, net	221,992	214,869
Operating lease obligations	95,192	110,294
Other non-current liabilities	47,748	44,987
Total Liabilities	1,251,835	1,191,697
Commitment and contingencies
Stockholders' Equity
Common stock, par value $0.0001 per share, 100,500,000 shares authorized; 38,977,677 shares issued and 28,683,560 shares outstanding at June 30, 2020; 38,584,854 shares issued and 28,290,737 shares outstanding at December 31, 2019 (1)	4	4
Additional paid-in capital (1)	2,329,599	2,310,393
Treasury stock, at cost, 10,294,117 and 10,294,117 shares at June 30, 2020 and December 31, 2019 (1)	(922,666)	(922,666)
Accumulated deficit	(1,318,594)	(1,032,876)
Accumulated other comprehensive income (loss)	29,488	39,081
Total Groupon, Inc. Stockholders' Equity	117,831	393,936
Noncontrolling interests	(347)	1,110
Total Equity	117,484	395,046
Total Liabilities and Equity	$1,369,319	$1,586,743

(1)Prior period share information and balances have been retroactively adjusted to reflect a reverse stock split.

Groupon, Inc.  Condensed Consolidated Statements of Operations   (in thousands, except share and per share amounts)  (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Service	$112,377	$277,603	$319,405	$563,430
Product	283,269	254,974	450,391	547,557
Total revenue	395,646	532,577	769,796	1,110,987
Cost of revenue:
Service	16,242	28,595	43,157	57,222
Product	242,178	211,850	388,166	455,617
Total cost of revenue	258,420	240,445	431,323	512,839
Gross profit	137,226	292,132	338,473	598,148
Operating expenses:
Marketing	25,242	88,923	85,372	182,320
Selling, general and administrative	143,619	210,395	350,760	420,886
Goodwill impairment	—	—	109,486	—
Long-lived asset impairment	—	—	22,351	—
Restructuring and related charges	40,478	(47)	40,478	(114)
Total operating expenses	209,339	299,271	608,447	603,092
Income (loss) from operations	(72,113)	(7,139)	(269,974)	(4,944)
Other income (expense), net	(1,695)	(28,494)	(20,682)	(75,349)
Income (loss) from continuing operations before provision (benefit) for income taxes	(73,808)	(35,633)	(290,656)	(80,293)
Provision (benefit) for income taxes	(696)	2,012	(6,684)	(1,478)
Income (loss) from continuing operations	(73,112)	(37,645)	(283,972)	(78,815)
Income (loss) from discontinued operations, net of tax	—	—	382	2,162
Net income (loss)	(73,112)	(37,645)	(283,590)	(76,653)
Net income attributable to noncontrolling interests	995	(2,601)	(2,049)	(6,080)
Net income (loss) attributable to Groupon, Inc.	$(72,117)	$(40,246)	$(285,639)	$(82,733)

Basic and diluted net income (loss) per share: (1)
Continuing operations	$(2.53)	$(1.42)	$(10.06)	$(2.98)
Discontinued operations	0.00	—	0.01	0.08
Basic and diluted net income (loss) per share	$(2.53)	$(1.42)	$(10.05)	$(2.90)

Weighted average number of shares outstanding (1)
Basic	28,493,258	28,398,123	28,426,308	28,450,703
Diluted	28,493,258	28,398,123	28,426,308	28,450,703
(1)Prior period share information and balances have been retroactively adjusted to reflect a reverse stock split.

Groupon, Inc.  Condensed Consolidated Statements of Cash Flows  (in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating activities
Net income (loss)	$(73,112)	$(37,645)	$(283,590)	$(76,653)
Less: Income (loss) from discontinued operations, net of tax	—	—	382	2,162
Income (loss) from continuing operations	(73,112)	(37,645)	(283,972)	(78,815)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	22,035	23,339	45,420	47,861
Amortization of acquired intangible assets	2,399	3,777	4,923	7,671
Impairment of goodwill	—	—	109,486	—
Impairment of long-lived assets	—	—	22,351	—
Restructuring-related impairments	13,903	—	13,903	—
Stock-based compensation	8,543	26,563	22,558	42,974
Impairments of investments	—	—	6,684	—
Deferred income taxes	—	360	—	360
(Gain) loss from changes in fair value of investments	—	27,577	1,405	68,985
Amortization of debt discount on convertible senior notes	3,607	3,256	7,123	6,431
Change in assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(8,752)	8,889	(418)	(5,311)
Prepaid expenses and other current assets	15,435	(7,482)	28,657	(4,021)
Right-of-use assets - operating leases	4,521	6,664	11,530	13,145
Accounts payable	18,795	2,024	24,655	(10,890)
Accrued merchant and supplier payables	79,806	(49,947)	(143,292)	(186,519)
Accrued expenses and other current liabilities	4,520	(4,291)	(7,450)	(44,696)
Operating lease obligations	(5,328)	(6,664)	(15,458)	(13,145)
Other, net	740	2,361	2,599	7,268
Net cash provided by (used in) operating activities from continuing operations	87,112	(1,219)	(149,296)	(148,702)
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	—
Net cash provided by (used in) operating activities	87,112	(1,219)	(149,296)	(148,702)
Investing activities
Purchases of property and equipment and capitalized software	(14,321)	(16,684)	(24,917)	(34,161)
Proceeds from sale of investment	—	—	31,605	—
Acquisitions of intangible assets and other investing activities	(1,247)	(551)	(2,692)	(1,189)
Net cash provided by (used in) investing activities from continuing operations	(15,568)	(17,235)	3,996	(35,350)
Net cash provided by (used in) investing activities from discontinued operations	1,224	—	1,224	—
Net cash provided by (used in) investing activities	(14,344)	(17,235)	5,220	(35,350)
Financing activities
Proceeds from borrowings under revolving credit agreement	50,000	—	200,000	—
Payments of contingent consideration related to acquisition	(908)	—	(908)	—
Issuance costs for revolving credit agreement	—	(2,334)	—	(2,334)
Payments for repurchases of common stock	—	(15,153)	—	(29,569)
Taxes paid related to net share settlements of stock-based compensation awards	(3,975)	(5,141)	(7,274)	(10,231)
Proceeds from stock option exercises and employee stock purchase plan	—	32	1,163	2,038
Distributions to noncontrolling interest holders	339	(3,113)	(3,506)	(6,634)
Payments of finance lease obligations	(2,594)	(5,872)	(5,301)	(12,628)
Net cash provided by (used in) financing activities	42,862	(31,581)	184,174	(59,358)
Effect of exchange rate changes on cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	3,450	1,626	(5,724)	(1,755)
Net increase (decrease) in cash, cash equivalents and restricted cash, including cash classified within current assets of discontinued operations	119,080	(48,409)	34,374	(245,165)
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	1,224	—	1,224	—
Net increase (decrease) in cash, cash equivalents and restricted cash	117,856	(48,409)	33,150	(245,165)
Cash, cash equivalents and restricted cash, beginning of period	667,951	647,972	752,657	844,728
Cash, cash equivalents and restricted cash, end of period	$785,807	$599,563	$785,807	$599,563

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
North America Segment:						Q2 2020
Gross Billings (1):						Y/Y Growth
Local	$503,830	$511,173	$503,740	$392,609	$167,455	(66.8)%
Travel	84,029	71,144	58,756	33,660	11,524	(86.3)
Goods	147,354	133,076	204,481	100,394	173,534	17.8
Total Gross Billings	$735,213	$715,393	$766,977	$526,663	$352,513	(52.1)%
Revenue:
Local	$177,082	$175,140	$188,439	$142,660	$81,724	(53.8)%
Travel	16,125	13,680	9,193	6,449	2,525	(84.3)
Goods	131,453	114,776	175,854	86,020	149,108	13.4
Total Revenue	$324,660	$303,596	$373,486	$235,129	$233,357	(28.1)%
Gross Profit:
Local	$157,673	$155,032	$169,712	$123,859	$71,638	(54.6)%
Travel	12,806	10,717	6,948	3,962	1,890	(85.2)
Goods	28,105	26,326	30,624	15,950	28,164	0.2
Total Gross Profit	$198,584	$192,075	$207,284	$143,771	$101,692	(48.8)%

Operating income (loss)	$(372)	$15,691	$45,073	$(31,161)	$(44,018)	(11,732.8)%

International Segment:						Q2 2020
Gross Billings:						Y/Y Growth	Fx Effect	Y/Y Growth excluding FX (2)
Local	$203,450	$204,823	$240,151	$157,401	$61,897	(69.6)	0.7	(68.9)%
Travel	43,348	44,098	51,186	26,831	8,769	(79.8)	0.2	(79.6)
Goods	138,934	129,064	164,886	95,504	159,544	14.8	3.2	18.0
Total Gross Billings	$385,732	$377,985	$456,223	$279,736	$230,210	(40.3)	1.5	(38.8)%
Revenue:
Local	$69,995	$65,440	$78,986	$48,668	$18,025	(74.2)	0.6	(73.6)%
Travel	8,077	8,003	9,275	3,273	955	(88.2)	(0.3)	(88.5)
Goods	129,845	118,573	150,569	87,080	143,309	10.4	2.7	13.1
Total Revenue	$207,917	$192,016	$238,830	$139,021	$162,289	(21.9)	1.9	(20.0)%
Gross Profit:
Local	$65,780	$61,183	$73,725	$44,524	$14,843	(77.4)	0.6	(76.8)%
Travel	7,370	7,332	8,574	2,744	804	(89.1)	(0.4)	(89.5)
Goods	20,398	17,350	20,458	10,208	19,887	(2.5)	2.9	0.4
Total Gross Profit	$93,548	$85,865	$102,757	$57,476	$35,534	(62.0)	1.0	(61.0)%

Operating income (loss)	$(6,767)	$(11,054)	$(4,968)	$(166,700)	$(28,095)	(315.2)%

Consolidated Results of Operations:
Gross Billings:
Local	$707,280	$715,996	$743,891	$550,010	$229,352	(67.6)	0.2	(67.4)%
Travel	127,377	115,242	109,942	60,491	20,293	(84.1)	0.1	(84.0)
Goods	286,288	262,140	369,367	195,898	333,078	16.3	1.6	17.9
Total Gross Billings	$1,120,945	$1,093,378	$1,223,200	$806,399	$582,723	(48.0)	0.5	(47.5)%
Revenue:
Local	$247,077	$240,580	$267,425	$191,328	$99,749	(59.6)	0.2	(59.4)%
Travel	24,202	21,683	18,468	9,722	3,480	(85.6)	(0.1)	(85.7)
Goods	261,298	233,349	326,423	173,100	292,417	11.9	1.4	13.3
Total Revenue	$532,577	$495,612	$612,316	$374,150	$395,646	(25.7)	0.7	(25.0)%
Gross Profit:
Local	$223,453	$216,215	$243,437	$168,383	$86,481	(61.3)	0.2	(61.1)%
Travel	20,176	18,049	15,522	6,706	2,694	(86.6)	(0.2)	(86.8)
Goods	48,503	43,676	51,082	26,158	48,051	(0.9)	1.2	0.3
Total Gross Profit	$292,132	$277,940	$310,041	$201,247	$137,226	(53.0)	0.3	(52.7)%

Operating income (loss)	$(7,139)	$4,637	$40,105	$(197,861)	$(72,113)	(910.1)%
Net cash provided by (used in) operating activities from continuing operations	$(1,219)	$18,584	$201,401	$(236,408)	$87,112	7,246.2%
Free Cash Flow	$(17,903)	$891	$185,927	$(247,004)	$72,791	506.6%

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Active Customers (3)
North America	28.6	27.7	26.5	25.3	22.8
International	17.6	17.5	17.1	16.5	15.3
Total Active Customers	46.2	45.3	43.6	41.8	38.1

Consolidated Units
Local	23,879	24,573	25,461	20,976	8,073
Goods	10,735	10,494	16,435	8,229	14,816
Travel	710	687	712	561	142
Total consolidated units	35,324	35,754	42,608	29,766	23,031

Headcount
Sales (4)	2,327	2,438	2,316	2,218	1,016
Other	3,952	4,036	4,029	4,059	3,193
Total Headcount	6,279	6,474	6,345	6,277	4,209
(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(3)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(4)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.  Non-GAAP Reconciliation Schedules  (in thousands, except share and per share amounts)  (unaudited)
        The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Income (loss) from continuing operations.

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Income (loss) from continuing operations	$(37,645)	$(14,685)	$79,208	$(210,860)	$(73,112)
Adjustments:
Stock-based compensation	26,563	19,543	19,098	14,015	8,543
Depreciation and amortization	27,116	25,873	24,360	25,909	24,434
Acquisition-related expense (benefit), net	28	5	6	4	2
Restructuring and related charges (1)	(47)	(61)	206	—	40,478
Goodwill impairment	—	—	—	109,486	—
Long-lived asset impairment	—	—	—	22,351	—
Strategic advisor costs	—	—	—	3,626	—
Other (income) expense, net	28,494	17,253	(39,273)	18,987	1,695
Provision (benefit) for income taxes	2,012	2,069	170	(5,988)	(696)
Total adjustments	84,166	64,682	4,567	188,390	74,456
Adjusted EBITDA	$46,521	$49,997	$83,775	$(22,470)	$1,344
(1)Restructuring and related charges includes $13.9 million of long-lived asset impairments for both the three months ended June 30, 2020 and six months ended June 30, 2020 and $1.4 million of additional stock-based compensation for both the three and six months ended June 30, 2020.

        The following is a reconciliation of non-GAAP net income (loss) attributable to common stockholders to net income (loss) attributable to common stockholders and a reconciliation of non-GAAP net income (loss) per share to diluted net income (loss) per share for three and six months ended 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$(72,117)	$(40,246)	$(285,639)	$(82,733)
Less: Net income (loss) attributable to noncontrolling interest	995	(2,601)	(2,049)	(6,080)
Net income (loss)	(73,112)	(37,645)	(283,590)	(76,653)
Less: Income (loss) from discontinued operations, net of tax	—	—	382	2,162
Income (loss) from continuing operations	(73,112)	(37,645)	(283,972)	(78,815)
Less: Provision (benefit) for income taxes	(696)	2,012	(6,684)	(1,478)
Income (loss) from continuing operations before provision (benefit) for income taxes	(73,808)	(35,633)	(290,656)	(80,293)
Stock-based compensation	8,543	26,563	22,558	42,974
Amortization of acquired intangible assets	2,399	3,777	4,923	7,671
Acquisition-related expense (benefit), net	2	28	6	28
Restructuring charges	40,478	(47)	40,478	(114)
(Gain) loss from changes in fair value of investments	—	27,577	1,405	68,985
Impairment of investment	—	—	6,684	—
Impairment of goodwill	—	—	109,486	—
Impairment of long-lived assets	—	—	22,351	—
Strategic advisor costs	—	—	3,626	—
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings	(5,667)	(3,322)	(348)	872
Non-cash interest expense on convertible senior notes	3,607	3,256	7,123	6,431
Non-GAAP income (loss) from continuing operations before provision (benefit) for income taxes	(24,446)	22,199	(72,364)	46,554
Less: Non-GAAP provision (benefit) for income taxes	3,086	12,806	(1,694)	16,937
Non-GAAP net income (loss)	(27,532)	9,393	(70,670)	29,617
Net income attributable to noncontrolling interest	995	(2,601)	(2,049)	(6,080)
Non-GAAP net income (loss) attributable to common stockholders	(26,537)	6,792	(72,719)	23,537
Plus: Cash interest expense from assumed conversion of convertible senior notes (1)	—	—	—	—
Non-GAAP Net Income (loss) attributable to common stockholders plus assumed conversions	$(26,537)	$6,792	$(72,719)	$23,537

Weighted-average shares of common stock - diluted	28,493,258	28,398,123	28,426,308	28,450,703
Incremental dilutive securities	—	276,933	—	265,872
Weighted-average shares of common stock - non-GAAP	28,493,258	28,675,056	28,426,308	28,716,575

Diluted net income (loss) per share	$(2.53)	$(1.42)	$(10.05)	$(2.90)
Impact of non-GAAP adjustments and related tax effects	1.60	1.66	7.49	3.72
Non-GAAP net income per share	$(0.93)	$0.24	$(2.56)	$0.82
(1)  Adjustment to interest expense for assumed conversion of convertible senior notes excludes non-cash interest expense that has been added back above in calculating non-GAAP net income (loss) attributable to common stockholders.
        Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities from continuing operations.

	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Net cash provided by (used in) operating activities from continuing operations	$(1,219)	$18,584	$201,401	$(236,408)	$87,112
Purchases of property and equipment and capitalized software from continuing operations	(16,684)	(17,693)	(15,474)	(10,596)	(14,321)
Free cash flow	$(17,903)	$891	$185,927	$(247,004)	$72,791

Net cash provided by (used in) investing activities from continuing operations	$(17,235)	$(19,541)	$(12,700)	$19,564	$(15,568)
Net cash provided by (used in) financing activities	$(31,581)	$(22,595)	$(10,666)	$141,312	$42,862